Exhibit 99.1

Kaiser Aluminum Corporation Reports
Second Quarter and First Half 2013 Financial Results

Second Quarter Highlights:

•	Net Sales $329 Million; Value Added Revenue $184 Million

•	Operating Income $40 Million; Adjusted EBITDA $44 Million

•	Net Income $19 Million; Adjusted Net Income $17 Million

•	Diluted EPS $0.98; Adjusted Diluted EPS $0.91

First Half 2013 Highlights:

•	Solid Underlying 1H'13 Results Despite Mild Headwinds

•	Organic Growth Investments Progressing As Planned

FOOTHILL RANCH, Calif., July 24, 2013 - Kaiser Aluminum Corporation (NASDAQ:KALU) today reported net income of $19 million or $0.98 earnings per diluted share for the second quarter 2013 compared to $21 million, or $1.09 earnings per diluted share for the second quarter 2012. Excluding the impact of non-run-rate items adjusted net income was $17 million or $0.91 per diluted share for the second quarter 2013, compared to adjusted net income of $20 million or $1.06 per diluted share for the prior year second quarter. First half 2013 adjusted net income of $37 million and adjusted earnings per diluted share of $1.93 were down compared to adjusted net income of $41 million and adjusted earnings per diluted share of $2.16 in the first half of 2012, reflecting weaker demand across end market applications and higher interest expense.

Value added revenue of $184 million for the second quarter 2013 was comparable to $185 million in the prior year second quarter. For the first six months of 2013, value added revenue of $371 million was down 2.5% compared to $380 million in the first six months of 2012, reflecting a modest inventory overhang in the aerospace supply chain, primarily related to products other than aerospace plate, ongoing soft demand for the Company's general industrial applications, and lower volume of automotive extrusions for anti-lock braking systems.
Adjusted consolidated EBITDA was $44 million or 24.0% of value added revenue in the second quarter 2013 compared to adjusted consolidated EBITDA of $46 million or 24.8% of value added revenue for the prior year quarter. For the first six months of 2013, adjusted consolidated EBITDA increased to $92 million, up 2% compared to the prior year period on lower value added revenue reflecting the benefit of a first quarter $4.5 million customer payment and steady operating efficiency.

Summary

“As we had anticipated, our first half 2013 value added revenue and adjusted EBITDA margin, while reflecting the impact of mild headwinds, were solid when compared to a record first half 2012, ” said Jack A. Hockema, President, CEO and Chairman. “During the second quarter we continued to experience an inventory overhang for our aerospace applications resulting from supply chain over-reaction in late 2011 and early 2012 to the airframe manufacturer's rate readiness initiatives. We expect the situation to begin to abate somewhat in the second half of 2013 as overall aerospace demand remains strong.”

“The significant aerospace and automotive growth initiatives we commenced earlier this year are on track, and the projects are progressing well. These investment programs further expand our heat treat plate capacity, support new automotive programs that launch over the next few years, and further enhance operational efficiencies and flexibility across our manufacturing platform. In addition, we expect to continue to realize benefits from the growth initiatives and investments that we have made in recent years as market demand continues to improve,” added Mr. Hockema.

Second Quarter and First Half 2013 Consolidated Results
(Non GAAP, Unaudited)*
($mm, except shipments, realized price and per share amounts)

	Quarterly			Six Months Ended June 30,
	2Q13	1Q13	2Q12	2013	2012

Shipments (millions of lbs)	145	140	147	285	304

Net Sales	$329	$337	$345	$666	$711
Less: Hedged Cost of Alloyed Metal	$(145)	$(150)	$(160)	$(295)	$(330)
Value Added Revenue[1]	$184	$187	$185	$371	$380

Realized Price per Pound ($/lb)
Net Sales	$2.26	$2.41	$2.34	$2.33	$2.34
Less: Hedged Cost of Alloyed Metal	$(1.00)	$(1.07)	$(1.08)	$(1.03)	$(1.09)
Value Added Revenue	$1.26	$1.34	$1.26	$1.30	$1.25

Adjusted[2]
Operating Income	$37	$41	$39	$78	$77
EBITDA[3]	$44	$48	$46	$92	$90
EBITDA Margin[4]	24.0%	25.6%	24.8%	24.8%	23.7%
Net Income[5]	$17	$20	$20	$37	$41
EPS, Diluted[5]	$0.91	$1.03	$1.06	$1.93	$2.16

As Reported
Operating Income	$40	$50	$40	$90	$86
Net Income	$19	$34	$21	$52	$48
EPS, Diluted	$0.98	$1.73	$1.09	$2.70	$2.48

1 Value Added Revenue = Net sales less hedged cost of alloyed metal
2 Adjusted numbers exclude non-run-rate items
3 EBITDA = Consolidated Operating Income before non-run-rate plus Depreciation and Amortization
4 EBITDA margin = Adjusted EBITDA as a percent of Value Added Revenue
5 Adjusted Net Income and EPS, Diluted exclude non-run-rate items and Canadian tax benefit
*Please refer to GAAP financial statements

Consolidated operating income as reported of $40 million for the second quarter 2013 and $90 million for the first half 2013, included non-run-rate gains of approximately $3 million and $12 million, respectively. Excluding the impact of non-run-rate items, adjusted consolidated operating income declined to $37 million in the second quarter

2013 from $39 million in the second quarter 2012, reflecting slightly weaker demand as previously noted as well as higher depreciation and other costs. For the first half 2013, adjusted consolidated operating income of $78 million was comparable to the first half 2012.

During the first half 2013, uses of cash included approximately $40 million returned to shareholders through share repurchases in addition to quarterly dividends, organic capital investments of $26 million, and a $20 million annual variable contribution to the VEBAs. Total capital spending for the full year 2013 is anticipated to be approximately $80 million related to the significant organic investments to support further growth in aerospace and automotive applications. Total liquidity at June 30, 2013 remained strong with cash and cash equivalents and short-term investments of $329 million and borrowing availability under the Company's revolving credit facility of $259 million.

Outlook

“We continue to be very optimistic regarding the longer-term outlook for our business. In the nearer term, we see signs that the various headwinds in our end markets are moderating. As we look to the second half 2013, we anticipate strengthening underlying demand for our aerospace and automotive applications will offset normal seasonal demand weakness. Value added revenue in the second half 2013 is expected to be comparable to that of the first half 2013 with an adjusted EBITDA margin similar to the 2012-2013 run rate,” said Mr. Hockema.

“Our long-term value proposition remains intact as we anticipate continued growth in our overall value added revenue and adjusted EBITDA margin driven by strong demand for aerospace and automotive applications,” stated Mr. Hockema. “Our focus on organic investments in capacity, capability, quality, and enhanced operating efficiencies will continue to serve us well and will allow us to capture further opportunities for profitable growth in these end market applications. Lastly, we remain committed to maintaining financial strength and flexibility so that we may invest and capitalize on organic and acquisition opportunities to further enhance shareholder returns,” concluded Mr. Hockema.

Conference Call

Kaiser Aluminum Corporation will host a conference call on Thursday, July 25, 2013, at 10:00am (Pacific Time); 12:00pm (Central Time); 1:00pm (Eastern Time), to discuss second quarter and first half 2013 results. To participate, the conference call can be directly accessed from the U.S. and Canada at (888) 572-7025, and accessed internationally at (719) 325-2452. A link to the simultaneous webcast can be accessed on the Company's website at http://investors.kaiseraluminum.com/events.cfm. A copy of a presentation will be available for download prior to the call and an audio archive will be available on the Company's website following the call.

Company Description

Kaiser Aluminum Corporation, headquartered in Foothill Ranch, Calif., is a leading producer of semi-fabricated specialty aluminum products, serving customers worldwide with highly-engineered solutions for aerospace and high-strength, general engineering, and custom automotive and industrial applications. The Company's North American facilities produce value-added sheet, plate, extrusions, rod, bar, tube and wire products, adhering to traditions of quality, innovation and service that have been key components of its culture since the Company was founded in 1946. The Company's stock is included in the Russell 2000® index and the S&P Small Cap 600® index.

Available Information

For more information, please visit the Company's website at www.kaiseraluminum.com. The website includes a section for investor relations under which the Company provides notifications of news or announcements regarding its financial performance, including Securities and Exchange Commission (SEC) filings, investor events, and earnings and other press releases. In addition, all Company filings submitted to the SEC are available through a link to the section of the SEC's website at www.sec.gov which includes: Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements for the Company's annual stockholders'

meetings and other information statements as filed with the SEC. In addition, the Company provides a webcast of its quarterly earnings calls and certain events in which management participates or hosts with members of the investment community.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the Company. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying tables.

The non-GAAP financial measures used within this earnings release are value added revenue, EBITDA, Adjusted EBITDA, operating income excluding non-run-rate items, adjusted net income and earnings per diluted share, excluding non-run-rate items and ratios related thereto. These measures are presented because management uses this information to monitor and evaluate financial results and trends and believes this information to also be useful for investors.

Forward-Looking Statements

This press release contains statements based on management's current expectations, estimates and projections that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 involving known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied. Kaiser Aluminum cautions that such forward-looking statements are not guarantees of future performance or events and involve significant risks and uncertainties and actual events may vary materially from those expressed or implied in the forward-looking statements as a result of various factors. These factors include: (a) material adverse changes in economic or industry conditions generally, including global financial markets; (b) the Company's inability to achieve the level of growth or other benefits anticipated by management, including those anticipated from its acquisitions and other strategic investments, as well as its ability to participate in anticipated new automotive programs expected to launch in the future; (c) costs increases, including the cost of energy, raw materials and freight costs, which the Company is unable to pass through to its customers; (d) changes in the markets served by the Company, including aerospace, defense, general engineering, automotive, distribution and other markets, including changes impacting the volume, price or mix of products sold by the Company and the Company's ability to flex production consistent with changing demand levels; (e) the Company's ability to lower energy costs, realize manufacturing efficiencies and complete its expansion and organic growth projects, equipment and facility upgrades to improve manufacturing and cost efficiencies and product and manufacturing platform expansions as planned and by targeted completion dates; (f) the impact of the Company's future earnings, financial condition, capital requirements and other factors on future dividends or the repurchase of shares of the Company's common stock and any decision by the Company's board of directors in regard to either; (g) unfavorable changes in laws or regulations that impact the Company's operations and results; (h) the outcome of contingencies, including legal proceedings, government investigations and environmental remediation; and (i) other risk factors summarized in the Company's reports filed with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2012 and Form 10-Q for the quarter ended March 31, 2013. As more fully described in these reports, “non-run-rate” items are items that, while they may occur from period to period, are particularly material to results, impact costs primarily as a result of external market factors and may not occur in future periods if the same level of underlying performance were to occur. All information in this release is as of the date of the release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Investor Relations Contact:                    Public Relations Contact:
Melinda C. Ellsworth                         Dave Quast
Kaiser Aluminum Corporation                    FTI Consulting

(949) 614-1757                             (213) 452-6348

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
STATEMENTS OF CONSOLIDATED INCOME (1)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(Unaudited)
	(In millions of dollars, except share and per share amounts)
Net sales	$328.9	$345.2	$666.3	$710.6
Costs and expenses:
Cost of products sold:
Cost of products sold, excluding depreciation and amortization and other items	261.5	284.4	525.1	582.5
Unrealized losses (gains) on derivative instruments	4.2	0.1	4.9	(3.0)
Depreciation and amortization	7.0	6.6	14.0	12.9
Selling, administrative, research and development, and general (includes accumulated other comprehensive income reclassifications related to VEBA adjustments of $1.4 and $1.8 for the quarters ended June 30, 2013 and June 30, 2012, respectively, and $2.8 and $3.6 for the six months ended June 30, 2013 and June 30, 2012, respectively)	16.1	14.4	32.2	32.3
Other operating charges, net	—	0.1	—	0.1
Total costs and expenses	288.8	305.6	576.2	624.8
Operating income	40.1	39.6	90.1	85.8
Other (expense) income:
Interest expense	(9.0)	(6.5)	(18.3)	(10.6)
Other (expense) income, net (includes accumulated other comprehensive income reclassifications for realized gains on available for sale securities of $0.2 and $0.6 for the quarter and six months ended June 30, 2013, respectively)	(0.8)	1.1	0.2	1.8
Income before income taxes	30.3	34.2	72.0	77.0
Income tax provision (includes aggregate income tax expense from reclassification items of $(0.4) and $(0.7) for the quarters ended June 30, 2013 and June 30, 2012, respectively, and $(0.8) and $(1.4) for the six months ended June 30, 2013 and June 30, 2012, respectively)	(11.7)	(13.2)	(19.9)	(29.5)
Net income	$18.6	$21.0	$52.1	$47.5

Earnings per common share, Basic:
Net income per share	$0.99	$1.10	$2.73	$2.49
Earnings per common share, Diluted:[2]
Net income per share	$0.98	$1.09	$2.70	$2.48
Weighted-average number of common shares outstanding (in thousands):
Basic	18,742	19,137	19,027	19,087
Diluted[2]	18,945	19,200	19,256	19,170

1	Please refer to the Company's Form 10-Q for the quarter ended June 30, 2013, for additional detail regarding the items in the table.

2	Diluted shares are calculated using the treasury stock method.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
SELECTED OPERATIONAL AND FINANCIAL INFORMATION
(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(In millions of dollars, except shipments and average sales price)		(In millions of dollars, except shipments and average sales price)
Shipments (mm lbs)	145.4	147.2	285.4	303.9
Average Realized Third-Party Sales Price (per pound)[1]	$2.26	$2.34	$2.33	$2.34
Net Sales	$328.9	$345.2	$666.3	$710.6

Operating Income (Loss):
Fabricated Products2 3	$45.0	$45.2	$100.2	$99.2
All Other[4]	(4.9)	(5.6)	(10.1)	(13.4)
Total Operating Income	$40.1	$39.6	$90.1	$85.8
Income tax provision	$(11.7)	$(13.2)	$(19.9)	$(29.5)
Net Income	$18.6	$21.0	$52.1	$47.5
Capital Expenditures	$16.7	$7.9	$26.0	$16.9

1
Average realized prices for our Fabricated Products segment are subject to fluctuations due to changes in product mix and underlying primary aluminum prices, and are not necessarily indicative of changes in underlying profitability.

2
Operating results in the Fabricated Products segment for the quarters ended June 30, 2013 and June 30, 2012 included net non-cash LIFO benefits of $9.2 and $4.9, respectively. Operating results in the Fabricated Products segment for the six months ended June 30, 2013 and June 30, 2012 included net non-cash LIFO benefits of $12.9 and $7.8, respectively.

3
Fabricated Products segment results include non-cash mark-to-market losses on primary aluminum, natural gas, electricity and foreign currency hedging activities totaling $4.2 and $0.1 for the quarters ended June 30, 2013 and June 30, 2012, respectively. Non-cash mark-to-market (losses) gains on primary aluminum, natural gas, electricity and foreign currency hedging activities totaled $(4.9) and $3.0 for the six months ended June 30, 2013 and June 30, 2012, respectively.

4
Operating results in All Other represent operating expenses in the Corporate and Other business unit. Operating results of All Other include VEBA net periodic pension benefit income of $5.7 and $3.0 for the quarters ended June 30, 2013 and June 30, 2012, respectively. VEBA net periodic pension benefit income was $11.3 and $6.0 for the six months ended June 30, 2013 and June 30, 2012, respectively.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS (1)

	June 30, 2013	December 31, 2012
	(Unaudited)
	(In millions of dollars, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$281.7	$273.4
Short-term investments	47.3	85.0
Receivables:
Trade, less allowance for doubtful receivables of $0.8 at June 30, 2013 and December 31, 2012	122.7	123.8
Other	11.6	3.4
Inventories	202.9	186.0
Prepaid expenses and other current assets	70.1	70.1
Total current assets	736.3	741.7
Property, plant, and equipment – net	398.3	384.3
Net asset in respect of VEBA	379.1	365.9
Deferred tax assets – net (including deferred tax liability relating to the VEBAs of $142.2 at June 30, 2013 and $136.9 at December 31, 2012)	75.8	102.0
Intangible assets – net	34.5	35.4
Goodwill	37.2	37.2
Other assets	78.5	86.0
Total	$1,739.7	$1,752.5
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$73.2	$62.5
Accrued salaries, wages, and related expenses	33.7	39.3
Other accrued liabilities	39.9	51.8
Payable to affiliate	—	7.9
Short-term capital lease	0.3	0.1
Total current liabilities	147.1	161.6
Net liability in respect of VEBA	4.5	5.3
Long-term liabilities	127.0	134.5
Long-term debt	384.3	380.3
Total liabilities	662.9	681.7
Commitments and contingencies
Stockholders’ equity:
Preferred stock, 5,000,000 shares authorized at both June 30, 2013 and December 31, 2012; no shares were issued and outstanding at June 30, 2013 and December 31, 2012	—	—
Common stock, par value $0.01, 90,000,000 shares authorized at both June 30, 2013 and at December 31, 2012; 21,113,395 shares issued and 18,734,512 shares outstanding at June 30, 2013; 21,037,841 shares issued and 19,313,235 shares outstanding at December 31, 2012	0.2	0.2
Additional paid in capital	1,021.1	1,017.7
Retained earnings	191.8	151.2
Treasury stock, at cost, 2,378,883 shares at June 30, 2013 and 1,724,606 shares at December 31, 2012, respectively	(112.8)	(72.3)
Accumulated other comprehensive loss	(23.5)	(26.0)
Total stockholders’ equity	1,076.8	1,070.8
Total	$1,739.7	$1,752.5

1     Please refer to the Company's Form 10-Q for the quarter ended June 30, 2013 and Form 10-K for the year ended
December 31, 2012 for additional detail regarding the items in the table.

Reconciliation of Non-GAAP Measures - Consolidated
(Unaudited)

(In millions of dollars, except share and per share amounts)	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

GAAP operating income	$40.1	$39.6	$90.1	$85.8
Mark-to-market (losses) gains	(4.2)	(0.1)	(4.9)	3.0
Other operating NRR income items[1,2]	1.1	(0.2)	(7.2)	(11.6)
Operating income, excluding operating NRR items	37.0	39.3	78.0	77.2
Depreciation and Amortization	7.0	6.6	14.0	12.9
Adjusted EBITDA[3]	$44.0	$45.9	$92.0	$90.1

GAAP net income	$18.6	$21.0	$52.1	$47.5
Operating NRR Items	(3.1)	(0.3)	(12.1)	(8.6)
NRR mark-to-market on convertible bond and related call option	0.9	(0.7)	0.5	(1.2)
Tax impact of NRR items	0.8	0.4	4.4	3.6
Canadian tax benefit	—	—	(7.8)	—
Adjusted net income	$17.2	$20.4	$37.1	$41.3

GAAP earnings per diluted share	$0.98	$1.09	$2.70	$2.48
Adjusted earnings per diluted share	$0.91	$1.06	$1.93	$2.16

1    Other operating non-run-rate items primarily represent the impact of discount rate changes on workers' compensation expense, adjustments to plant-level LIFO in the Fabricated Products segment, and non-cash net periodic benefit income related to the VEBAs in All Other.

2    NRR is an abbreviation for Non-Run-Rate; NRR items are pre-tax.

3    Adjusted EBITDA equals operating income excluding operating non-run-rate items, plus depreciation and amortization.